Exhibit 24

February 26, 2008

TO:     Theodore H. Bunting, Jr.
           Paul A. Castanon

Re:      Power of Attorney - 2007 Form 10-K

Entergy Corporation, referred to herein as the Company, will file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2007, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Company and the undersigned persons, in their respective capacities as directors and/or officers of the Company, as specified in Attachment I, do each hereby make, constitute and appoint Theodore H. Bunting, Jr and Paul A. Castanon and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY CORPORATION

By: /s/ J. Wayne Leonard
J. Wayne Leonard
Chairman of the Board, Director
and Chief Executive Officer

/s/ Maureen S. Bateman	/s/ Stuart L. Levenick
Maureen S. Bateman	Stuart L. Levenick
Director	Director

/s/ W. Frank Blount	/s/ James R. Nichols
W. Frank Blount	James R. Nichols
Director	Director

/s/ Simon D. deBree	/s/ William A. Percy, II
Simon D. deBree	William A. Percy, II
Director	Director

/s/ Gary W. Edwards	/s/ W. J. Tauzin
Gary W. Edwards	W. J. "Billy" Tauzin
Director	Director

/s/ Alexis M. Herman	/s/ Steven V. Wilkinson
Alexis M. Herman	Steven V. Wilkinson
Director	Director

/s/ Donald C. Hintz	/s/ Leo P. Denault
Donald C. Hintz	Leo P. Denault
Director	Executive Vice President and Chief Financial Officer

/s/ J. Wayne Leonard
J. Wayne Leonard
Chairman of the Board, Director and Chief Executive Officer

ATTACHMENT I

Entergy Corporation

Chairman of the Board, Director and Chief Executive Officer - J. Wayne Leonard (principal executive officer)

Executive Vice President and Chief Financial Officer - Leo P. Denault (principal financial officer)

Directors - Maureen S. Bateman, W. Frank Blount, Simon D. deBree, Gary W. Edwards, Alexis M. Herman, Donald C. Hintz, J. Wayne Leonard, Stuart L. Levenick, James R. Nichols, William A. Percy, II, W. J. "Billy" Tauzin, and Steven V. Wilkinson

February 26, 2007

TO:         Theodore H. Bunting, Jr.
               Paul A. Castanon

Re:          Power of Attorney - 2007 Form 10-K

Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Inc., Entergy Louisiana, LLC, Entergy Mississippi, Inc., Entergy New Orleans, Inc., and System Energy Resources, Inc. (collectively referred to herein as the Companies) will each file with the Securities and Exchange Commission its Annual Report on Form 10-K for the year ended December 31, 2007, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

The Companies and the undersigned persons, in their respective capacities as directors and/or officers of the Companies, as specified in Attachment I, do each hereby make, constitute and appoint Theodore Bunting and Paul A. Castanon and each of them, their true and lawful Attorneys (with full power of substitution) for each of the undersigned and in his or her name, place and stead to sign and cause to be filed with the Securities and Exchange Commission the aforementioned Annual Report on Form 10-K and any amendments thereto.

Yours very truly,

ENTERGY ARKANSAS, INC.
ENTERGY GULF STATES LOUISIANA, L.L.C.
ENTERGY LOUISIANA, LLC
ENTERGY MISSISSIPPI, INC.
ENTERGY NEW ORLEANS, INC.
SYSTEM ENERGY RESOURCES, INC.

/s/ Hugh T. McDonald
HUGH T. MCDONALD Chairman, President, and Chief Executive Officer of Entergy Arkansas, Inc.

/s/ E. Renae Conley	/s/ Carolyn C. Shanks
E. RENAE CONLEY Chair, President and Chief Executive Officer of Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC	CAROLYN C. SHANKS Chair, President, and Chief Executive Officer of Entergy Mississippi, Inc.

/s/ Roderick K. West	/s/ Michael R. Kansler
RODERICK K. WEST President, Chairman and Chief Executive Officer of Entergy New Orleans, Inc.	MICHAEL R. KANSLER Chairman, President and Chief Executive Officer of System Energy Resources, Inc.

/s/ E. Renae Conley	/s/ Tracie L. Bouttee
E. Renae Conley Director, Chair of the Board, President and Chief Executive Officer of Entergy Gulf States Louisiana, L.L.C. and Entergy Louisiana, LLC	Tracie L. Boutte Director of Entergy New Orleans, Inc.

/s/ William J. Burroughs
William J. Burroughs Director of Entergy New Orleans, Inc.

/s/ Hugh T. McDonald	/s/ Leo P. Denault
Hugh T. McDonald Director, Chairman of the Board, President and Chief Executive Officer of Entergy Arkansas, Inc.	Leo P. Denault Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and System Energy Resources, Inc.

/s/ Carolyn C. Shanks	/s/ Mark T. Savoff
Carolyn C. Shanks Director, Chair of the Board, President and Chief Executive Officer of Entergy Mississippi, Inc	Mark T. Savoff Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, and Entergy Mississippi, Inc.

/s/ Roderick K. West	/s/ Gary J. Taylor
Roderick K. West Director, President, Chairman and Chief Executive Officer of Entergy New Orleans, Inc.	Gary J. Taylor Director of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, and Entergy Mississippi, Inc.

/s/ Michael R. Kansler	/s/ Steven C. McNeal
Michael R. Kansler Director, Chairman, President and Chief Executive Officer of System Energy Resources, Inc.	Steven C. McNeal Director of System Energy Resources, Inc.

/s/ Jay A. Lewis	/s/ Wanda C. Curry

Jay A. Lewis
Vice President, Chief Financial Officer, Utility Operations Group of Entergy Arkansas, Inc., Entergy Gulf States Louisiana, L.L.C., Entergy Louisiana, LLC, Entergy Mississippi, Inc., and Entergy New Orleans, Inc.

Wanda C. Curry Vice President, Chief Financial Officer - Nuclear Operations of System Energy Resources, Inc.

ATTACHMENT I

Entergy Arkansas, Inc.

Chairman of the Board, President and Chief Executive Officer - Hugh T. McDonald (principal executive officer);

Vice President and Chief Financial Officer-Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Hugh T. McDonald, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy Gulf States Louisiana, L.L.C.

Chair of the Board, President and Chief Executive Officer - E. Renae Conley (principal executive officer)

Vice President, Chief Financial Officer-Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - E. Renae Conley, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy Louisiana, LLC

Chair of the Board, President and Chief Executive Officer - E. Renae Conley (principal executive officer);

Vice President and Chief Financial Officer-Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - E. Renae Conley, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy Mississippi, Inc.

Chair of the Board, President and Chief Executive Officer - Carolyn C. Shanks (principal executive officer);

Vice President and Chief Financial Officer-Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Carolyn C. Shanks, Leo P. Denault, Mark T. Savoff and Gary J. Taylor

Entergy New Orleans, Inc.

President, Chairman and Chief Executive Officer - Roderick K. West (principal executive officer);

Vice President and Chief Financial Officer-Utility Operations Group - Jay A. Lewis (principal financial officer).

Directors - Roderick K. West, Tracie L. Boutte and William J. Burroughs

System Energy Resources, Inc.

Chairman, President and Chief Executive Officer - Michael R. Kansler (principal executive officer);

Vice President, Chief Financial Officer-Nuclear Operations - Wanda C. Curry (principal financial officer).

Directors - Michael R. Kansler, Leo P. Denault and Steven C. McNeal